SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               March 22, 1995


                         JERSEY CENTRAL POWER & LIGHT COMPANY
                  (Exact name of registrant as specified in charter)


             New Jersey            1-3141                21-0485010
          (State of              (Commission          (IRS Employer
           Incorporation)        File Number)       Identification No.)




                   300 Madison Avenue, Morristown, NJ 07960-1911
            (Address of principal executive offices)           (Zip Code)




          Registrant's telephone  number, including  area code:  (201) 455-
          8200



          ITEM 5.   OTHER EVENTS.

                    1.   FERC "MEGA NOPR"

                    On  March  29,  1995,  the  Federal  Energy  Regulatory

          Commission  ("FERC")  issued  a  Notice  of  Proposed  Rulemaking

          ("NOPR") on Open Access Non-discriminatory  Transmission Services by  Public Utilities and  Transmitting Utilities  (RM95-8-000), a

          supplemental  NOPR on  Recovery  of Stranded  Costs  (RM94-7-001)

          superseding an earlier June 1994 NOPR, and related NOPRs.

                    According  to  the FERC,  the  new  rules, if  adopted,

          would, in essence, provide open access to the Nation's interstate electric transmission network and  thereby encourage a more fully competitive wholesale electric power market.

                    Among other things, under the FERC's proposal:

                         (a)  all electric utilities subject to  the FERC's

               jurisdiction  would be  required to  file non-discriminatory open access transmission tariffs for both network and point-

               to-point service  which would be available  to all wholesale sellers and buyers of electricity.  The FERC would establish

               "pro  forma"  initial tariffs  for  all  utilities based  on presently filed cost data 60  days after the effective  date of the  new rule;  thereafter, utilities  would  be able  to propose changes in these tariffs;

                         (b)  jurisdictional utilities would be required to

               accept  service  under  these  new  tariffs  for  their  own wholesale transactions; and

                         (c)  utilities would be entitled to  recover their

               legitimate  and verifiable "stranded  costs" --  i.e., costs which the utility  may incur when a wholesale customer stops purchasing electricity from  the utility and,  instead, uses





               the utility's  transmission system  to  purchase power  from another source.

                    While the FERC's proposed open transmission access rule

          does  not provide  for  so-called  "corporate unbundling"  (i.e.,

          disposing of ancillary  services or creating separate  affiliates to manage transmission services), it does provide for "functional

          unbundling."   In  the NOPR, the  FERC describes  such functional

          unbundling to mean that

                    (a)  the utility must make  the same charges for trans-

               mission services (including ancillary  services) to it's new wholesale  customers as  are  provided by  the tariff  under which it offers these services to others;

                    (b)  the tariff must include separate rates  for trans-

               mission and ancillary service; and

                    (c)  the utility  (i) is  restricted to using  the same

               electronic  network as  is used by  its customers  to obtain system  transmission information when  engaging in wholesale transactions and  (ii) may not  have access to  any internal system transmission data which is not otherwise available to non-affiliated third parties.

                    With respect  to stranded  costs, the FERC  proposed in

          the related NOPR that it would  provide recovery mechanisms where stranded costs  result from  municipalization or other  instances where former retail customers become wholesale customers, as well

          as  wholesale  stranded costs.   The  NOPR  also states  that the

          states  would be  expected to  provide for  recovery of  stranded costs attributable to retail  wheeling or direct access programs,

          and  the  FERC would  intervene  only when  the  state regulatory agency lacked necessary authority.





                    As  the NOPRs provide for  comment periods of 180 days,

          the FERC would not be implementing  any of its proposed new rules prior to the first quarter 1996, at the earliest.

                    2.   GPU System Transmission Tariff

                         On March 22, 1995, prior to the FERC's issuance of

          the  NOPRs  discussed  above,   the  Company  and  it's  electric

          operating   affiliates   (Metropolitan    Edison   Company    and

          Pennsylvania Electric  Company)  filed  with  the  FERC  proposed integrated transmission system  open access transmission tariffs.

          Such  proposed tariffs  provide for  both firm  and interruptible

          transmission  service   on  a  point-to-point  basis.     Network

          services,  where requested, would be negotiated on a case by case basis.  Transmission  service would be  provided on a  comparable basis to that afforded to GPU Companies for off-system, wholesale

          sales.    Rates  would  be   based  upon  a  distance  sensitive,

          "megawatt-mile" methodology  for firm  service and zonal  pricing for interruptible service.

                         While  the   GPU  Companies  believe   that  their

          proposed  transmission  tariffs are  consistent  with  the FERC's

          Transmission Pricing  Policy Statement, they do  not know whether or to what  extent the FERC will require modifications  to any of the proposed terms  and conditions of  transmission tariffs as  a result of the FERC's NOPRs or otherwise.

















                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE  REGISTRANT HAS DULY  CAUSED THIS REPORT  TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                   JERSEY CENTRAL POWER & LIGHT COMPANY



                                   By:______________________________
                                        T. G. Howson, Vice President
                                        and Treasurer


          Date:  April 20, 1995